Exhibit 99.1

FTD COMPANIES, INC. STOCKHOLDERS APPROVE STOCK ISSUANCE FOR PROVIDE COMMERCE ACQUISITION

FTD to Issue 10.2 Million Shares of FTD Common Stock

to Liberty Interactive Corporation

Transaction Expected to Close on December 31, 2014

DOWNERS GROVE, Ill. (December 11, 2014) — FTD Companies, Inc. (“FTD”) (NASDAQ: FTD) today announced that FTD stockholders approved the issuance of 10.2 million shares of FTD common stock to Liberty Interactive Corporation (“Liberty”) (NASDAQ: QVCA, QVCB, LVNTA, LVNTB) as partial consideration in the pending acquisition of Liberty’s Provide Commerce floral and gifting business.

At the special meeting of FTD stockholders held on December 11, 2014, 99.6% of the shares voted by FTD stockholders were cast in favor of the stock issuance.

Under the terms of the transaction agreement, Provide Commerce will become a wholly-owned subsidiary of FTD. In addition to the 10.2 million shares of FTD common stock, the purchase price includes approximately $121 million in cash.

The transaction is expected to close on December 31, 2014 and is subject only to customary closing conditions now that FTD stockholder approval has been obtained and notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been received. Upon closing, FTD will have approximately 29.2 million shares outstanding and Liberty will own approximately 35% of FTD shares outstanding.

About FTD

FTD Companies, Inc. is a premier floral and gifting company. FTD provides floral, gift and related products and services to consumers, retail florists, and other retail locations primarily in the U.S., Canada, the U.K., and the Republic of Ireland. The business uses the highly-recognized FTD® and Interflora® brands, both supported by the iconic Mercury Man logo that is displayed in nearly 40,000 floral shops in approximately 150 countries. FTD’s portfolio of brands also includes Flying Flowers, Flowers Direct, and Drake Algar in the U.K.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive’s subsidiary, QVC, Inc., and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its interest in Expedia, its subsidiaries Provide Commerce, Backcountry.com, Bodybuilding.com, CommerceHub, LMC Right Start and Evite,

and minority interests in Time Warner, Time Warner Cable, Lending Tree and Interval Leisure Group.

Cautionary Information Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about our strategies; statements regarding potential acquisitions, including the planned acquisition of Provide Commerce; the anticipated benefits of our separation from United Online; future financial performance; revenues; segment metrics; operating expenses; market trends, including those in the markets in which we compete; liquidity; cash flows and uses of cash; capital expenditures; depreciation and amortization; tax payments; foreign currency exchange rates; hedging arrangements; our ability to repay indebtedness and invest in initiatives; our products and services; pricing; marketing plans; competition; settlement of legal matters; and the impact of accounting changes and other pronouncements. Potential factors that could affect these forward-looking statements include, among others, the factors disclosed in the Company’s press release issued on July 30, 2014 and the Company’s definitive proxy statement filed on November 3, 2014, relating to the planned acquisition of Provide Commerce and the factors disclosed in the Company’s other filings with the Securities and Exchange Commission (www.sec.gov), including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Investor Relations:

Jandy Tomy

630-724-6984

ir@ftdi.com

Media Inquiries:

Emily Bucholz

630-724-6692

pr@ftdi.com